FT 2037

                         TRUST AGREEMENT

                       Dated: May 12, 2009

     This Trust Agreement among First Trust Portfolios L.P., as Depositor, The Bank of New York Mellon, as Trustee, First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, and FTP Services LLC, as FTPS Unit Servicing Agent, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 906 and certain subsequent Series, effective October 19, 2004" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator, the Portfolio Supervisor and the FTPS Unit Servicing
Agent agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

   CORPORATE INVESTMENT GRADE PORTFOLIO - SHORT-TERM, SERIES 9

     The following special terms and conditions are hereby agreed to:

     A.    The  Securities defined in Section 1.01(5)  listed  in
Schedule  A hereto have been deposited in trust under this  Trust
Agreement.

     B. The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit and the initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof are set forth in the Prospectus in the section "Summary of Essential Information."

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the first distribution from the Interest Account and the amount of such distribution set forth in the "Summary of Essential Information" in the Prospectus.

     D. The "First Settlement Date" is the date set forth in the "Summary of Essential Information" in the Prospectus.

     E. First Trust Advisors L.P.'s compensation as referred to in Section 4.03 of the Standard Terms and Conditions of Trust and FTP Services LLC's compensation as referred to in Section 3.15 of the Standard Terms and Conditions of Trust shall collectively be an annual fee in the amount of $0.81 per Unit, payable to such of First Trust Advisors L.P. and/or FTP Services LLC as they, or either of them, shall from time to time direct by written notice to the Trustee.

      F.     The  Trustee's  compensation  as  referred   to   in
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $0.98 per Unit calculated based on the largest number of Units outstanding during the calendar year except during the initial offering period as determined in
Section  4.01  of  this  Indenture, in  which  case  the  fee  is calculated based on the largest number of units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year). However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation. The Bank of New York Mellon, or any of its affiliates, may perform services in any capacity for any exchange traded fund, investment company, investment trust or other entity whose shares are held as an asset of the Trust, and The Bank of New York Mellon, as Trustee, shall be entitled to receive the foregoing compensation, without reduction, notwithstanding that The Bank of New York Mellon or an affiliate is receiving compensation for services to such exchange traded fund, investment company, investment trust or other entity. Without limiting the scope of the expenses for which the Trustee is entitled to reimbursement in accordance with Section 6.04 of the Standard Terms and Conditions of Trust, the amounts receivable by the Trustee from the Trust shall include amounts charged by the Trustee or an affiliate in connection with custody of securities at any branch or affiliate of the Trustee located outside the United States.

     G.    The  Initial Date of Deposit for the Trust is May  12,
2009.

                            PART III

     A. Section 1.01 of the Standard Terms and Conditions of Trust shall be amended to replace the defined term "Bonds" with a defined term "Securities" having the same definition, and the term "Bonds" whenever used throughout the Standard Terms and Conditions of Trust shall be replaced with the term "Securities."

     B.    Section  1.01 of the Standard Terms and Conditions  of
Trust shall be amended to include the following:

          "Section 1.01(20). "FTPS Unit" shall mean Units which are purchased through the Fund/SERV(R) trading system or on a manual basis through FTP Services LLC or for which FTP
     Services LLC is acting as FTPS Unit Servicing Agent."

          "Section 1.01(21). "FTPS Unit Servicing Agent" shall mean FTP Services LLC or any successor FTPS Unit servicing agent appointed as hereinafter provided."

          "Section 1.01(22). "Percentage Ratio" with respect to each Security in a Trust is that percentage derived by dividing the principal amount of such Security included in the initial deposit made pursuant to Section 2.01 (a) by the total principal amount of all Securities included in such deposit. The Percentage Ratio shall be adjusted to the extent necessary to reflect the occurrence of an event which effects the capital structure of the issuer of the Security or a sale of a Security made pursuant to Section 3.07."

          "Section   1.01(23).  "Unit  holder"   shall   be   the
     registered   holder  of  any  Unit,  whether   or   not   in
     certificated form, as recorded on the registration books of the Trustee."

     C.   Section 2.01(e) of the Standard Terms and Conditions of
Trust shall be amended to read as follows:

          "The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the Securities and Exchange Commission, in a book entry system operated by the Federal Reserve Board, with an Eligible Foreign Custodian or in an Eligible Securities Depository."

     D.   Clauses (v) and (vi) of Section 2.01(g) of the Standard
Terms and Conditions of Trust shall be amended to read as follows:

          "(v) In the event the Depositor fails to take such action required by paragraph (iii) above, the Trustee shall, on the settlement date for such subscription, settle the securities transactions specified in the Subscription Notice to the extent assets are available in the Trust or from sales of additional Units created by such deposit.

          (vi) Neither the Trustee nor Unit holders of the Trust will be responsible for any loss resulting from the failure of the Depositor to take such action required by paragraph
     (iii) above."

     E. References in Section 3.05 of the Standards Terms and Conditions of Trust to a Trust's Record Date or Monthly Record date occurring on the fifteenth day of a month shall be replaced with the tenth day of a month, and references to distributions occurring on the first day of the month following a Record Date shall be replaced with the twenty-fifth day of the month in which the related Record Date occurs.

     F. For Trusts which make annualized distributions of income, as set forth in the Prospectus for such Trust, the third sentence of the fifth paragraph and the sixth paragraph of
Section 3.05 shall be replaced with the following:

           "For purposes of this Section 3.05, the Unit holder's Interest Distribution shall be equal to such Unit holder's pro rata share of the balance of the Interest Account calculated as of the prior Record Date, on the basis of one-twelfth of (i) the annual interest of the Trust for the ensuing twelve months estimated by reference to the distributions made on the Securities during the preceding calendar quarter (as adjusted for any information with respect to future distributions received by the Trustee prior to such Record Date) less (ii) the fees and expenses then deductible pursuant to Section this 3.05 and (iii) the Trustee's estimate of other expenses properly chargeable to the Interest Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Interest Distribution relates. The Trustee shall advance out of its own funds and deposit in and credit to the Interest Account on each Distribution Date, to the extent that there is not sufficient cash in the Interest Account, the additional amount, if any, anticipated by the Trustee to be necessary to make the Interest Distribution as specified in the preceding sentence; the Trustee shall be entitled to be reimbursed from the Interest Account without interest when funds are available therein from income on any of the Securities, including upon the sale of Securities to meet redemptions, for any and all amounts advanced by it pursuant to this paragraph. The Trustee shall be deemed to be the beneficial owner of the income of the Trust to the extent such income is required to reimburse the Trustee for amounts advanced by it pursuant to this paragraph; amounts payable to the Trustee in respect of such advances shall be secured by a lien on the Trust prior to the interests of Unit holders. In the event any issuer of Securities fails to make an anticipated distribution, or there is a disposition of Securities or other event that reduces the net income which will be received from that estimated by the Trustee, the Trustee shall, on the Record Date or Record Dates next following the Trustee's determination that such event has occurred, reduce the amount of the next following distribution or distributions by such amount as will enable the Trustee to recover any advances to the Trust referable to the anticipated receipt of such unrealized income as promptly as possible. As determined by the Trust's independent registered public accounting firm, the Trustee shall adjust the December distribution from the Interest and Principal Accounts as may be necessary so that the Trust distributions during the calendar year equal an amount necessary to avoid paying any regulated investment company excise tax during such year. The Trustee is authorized to reduce the following January distribution by the amount of any such increase."

     G.    Section  3.05 of the Standard Terms and Conditions  of
Trust   shall   be   amended  to  include  the  following   after
sub-paragraph (d):

          "(e) deduct from the Income account or, to the extent funds are not available in such Account, from the Capital Account and pay to the FTPS Unit Servicing Agent the amount that it is entitled to receive pursuant to Section 3.15."

     H.    Section  3.06 of the Standard Terms and Conditions  of
Trust shall be amended to restate clause (3) of paragraphs (A) and (B) as follows:

          "(3) the deductions for payment of applicable taxes and fees and expenses, including amounts paid for updating of the Trust's registration statement which shall be separately identified, and"

     I.    Section  3.07 of the Standard Terms and Conditions  of
Trust shall be amended to add the following section immediately after Section 3.07(g):

          "(h) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Unit holders."

     J.    Section  3.07 of the Standard Terms and Conditions  of
Trust shall be amended to add the following section immediately after Section 3.07(h):

           "(i) that the sale of Securities is necessary or advisable: (i) in order to maintain the qualification of the Trust as a regulated investment company in the case of a Trust which has elected to qualify as such; or (ii) to provide funds to make any distribution from such a Trust for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Trust;"

     K.    Section  3.07 of the Standard Terms and Conditions  of
Trust shall be amended to add the following section immediately after Section 3.07(i):

          "(j) that as a result of the ownership of the Security, the Trust or its Unit holders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297(a) of the Internal Revenue Code."

     L.    Section  3.15 of the Standard Terms and Conditions  of
Trust shall be replaced with the following:

          "Section 3.15. FTPS Unit Servicing Agent. (a)FTP Services LLC acts as record keeper, shareholder servicing agent and distribution agent for Units which are purchased and sold through the Fund/SERV(R) trading system or on a manual basis through FTP Services LLC. ("FTPS Units"). The FTPS Unit Servicing Agent shall perform all of the duties with respect to recordkeeping of FTPS Units and FTPS Unit holders, distributions, redemption of FTPS Units and communications to and with FTPS Unit holders listed below.

                (1) The FTPS Unit Servicing Agent shall keep proper books of record and account of all of the transactions in the FTPS Units of each Trust under this Indenture at its corporate office, including a record of the name and address of, and the FTPS Units issued by each Trust and held by, every FTPS Unit holder, and such books and records of each Trust shall be made available to the Trustee and the Depositor promptly upon request and open to inspection by any FTPS Unit holder of such Trust, with respect to such FTPS Unit holders transactions, at all reasonable times during usual business hours. Without limiting the foregoing, the FTPS Unit Servicing Agent shall make any records or documents described in Reg. 270.31(a)-1 under the Investment Company Act of 1940 available promptly to the Trustee and the Depositor upon request during usual business hours and will preserve such records and documents for the periods prescribed in Reg. 270.31(a)- 2 thereunder.

                 (2) The FTPS Unit Servicing Agent shall distribute on or shortly after the Distribution Dates specified in the Trust Agreement to each FTPS Unit holder of record on its books on the Record Date for each such Distribution Date specified in the Trust Agreement such FTPS Unit holder's distribution as computed under the Standard Terms and Conditions of Trust.

                (3) In connection with such distributions set forth above, the FTPS Unit Servicing Agent shall furnish a Distribution Statement to FTPS Unit holders of record on its books. The content and frequency of such Distribution Statements shall in no respect be less detailed or frequent than that specified in
          Section  3.06  of the Standard Terms and Conditions  of
          Trust.

                (4) The FTPS Unit Servicing Agent shall transmit to each FTPS Unit holder of record any notice or other communication received from the Trustee and shall be solely responsible for soliciting and transmitting to the Trustee any notice required from FTPS Unit holders.

                (5) For purposes of permitting FTPS Unit holders to satisfy any reporting requirements of applicable federal or state tax law, the FTPS Unit Servicing Agent shall provide the Trustee with the name, address, number of FTPS Units held by, and such other information as requested by the Trustee, for every FTPS Unit holder so that the Trustee can transmit to any FTPS Unit holder of record on the FTPS Unit Servicing Agent's books any reports required to be distributed pursuant to Section 4.02 of the Standard Terms and Conditions of Trust. The Trustee may rely on the accuracy and completeness of the information (including any records or documents made available) provided to it by the FTPS Unit Servicing Agent and may accept such information without inquiry. Each of the Depositor and the FTPS Unit Servicing Agent hereby agree, jointly and severally, to indemnify the Trustee and hold Trustee harmless from and against any and all costs, expenses, penalties, damages, liabilities or claims including attorneys' and accountants' fees sustained or incurred by or asserted against the Trustee by reason of or as a result of any of the information provided to the Trustee by the FTPS Unit Servicing Agent being inaccurate or incomplete. This indemnity shall be a continuing obligation of each of the Depositor and the FTPS Unit Servicing Agent, and their successors and assigns, notwithstanding the termination of this Trust Agreement.

                 (6) The FTPS Unit Servicing Agent shall distribute to redeeming FTPS Unit holders of record on its books redemption proceeds it receives pursuant to
          Section 5.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of FTPS Units on the Trustee's books.

                 (7) The FTPS Unit Servicing Agent shall distribute to FTPS Unit holders of record on its books a pro rata portion of termination proceeds it receives pursuant to Section 8.02 of the Standard Terms and Conditions of Trust from the Trustee as the sole record owner of FTPS Units on the Trustee's books.

                 (8) In connection with such termination distributions set forth above, the FTPS Unit Servicing Agent shall furnish a Final Distribution Statement to FTPS Unit holders of record on its books. The content of such Final Distribution Statements shall in no respect be less detailed than that specified in Section
          8.02 of the Standard Terms and Conditions of Trust.

                (9) As requested by the Depositor and/or the Trustee, the FTPS Unit Servicing Agent shall perform such other functions which, from time to time, are agreed upon by the parties hereto and which may give rise to additional fees.

          (b) As compensation for providing the services set forth herein, of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be performed by the Trustee, FTP Services LLC shall receive, in arrears, against a statement or statements therefore submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial public offering as determined in Section 4.01 of the Standard Terms and Conditions of Trust, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which FTP Services LLC provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by FTP Services LLC for rendering the services described in this Section 3.15 and First Trust Advisors L.P. for rendering the services described in
     Section  4.03  to  unit  investment  trusts  of  which   the
     Depositor is the sponsor in any calendar year exceed the aggregate cost to FTP Services LLC and First Trust Advisors L.P. of supplying such services in such year. Such compensation may, from time to time, be adjusted by the Depositor provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States
     Department  of  Labor  Consumer Price  Index  entitled  "All
     Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefore from FTP Services LLC, which shall constitute the representation by FTP Services LLC that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by FTP Services LLC of providing FTPS Unit shareholder servicing hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and/or Principal Accounts, in accordance with Section 3.05 of the Standard Terms and Conditions of Trust.

          If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
     Section 3.15.

            All moneys payable to the FTPS Unit Servicing Agent pursuant to this Section 3.15 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 of the Standard Terms and Conditions of Trust.

          (c)   The  FTPS Unit Servicing Agent shall be under  no
     liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, pursuant to this Indenture, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the FTPS Unit Servicing Agent shall not in any event be liable or responsible for any evaluation made by the Evaluator.

          (d)  Except as the context otherwise requires, the FTPS
     Unit  Servicing Agent shall be subject to the provisions  of
     Section 4.05 herein in the same manner as it would if it were the Evaluator.

          (e) The FTPS Unit Servicing Agent shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the operations of the Trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including without limitation any loss, liability or expense incurred in acting pursuant to written directions to the FTPS Unit Servicing Agent given by the Trustee or Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the FTPS Unit Servicing Agent deems necessary in its discretion to protect the Trust and the rights and interests of the FTPS Unit holders pursuant to the terms of this Indenture.

          (f) The FTPS Unit Servicing Agent shall conduct its operations in a manner that is compatible with the current operational procedures and requirements of the Trustee (including, without limiting the foregoing, the provision and receipt of data in such format and meeting such technical requirements as the Trustee may specify) and shall exercise its best efforts to accommodate any changes in the operational procedures and requirements which the Trustee may make upon prior notice to the FTPS Unit Servicing Agent. The Depositor acknowledges and agrees that the default of the FTPS Unit Servicing Agent in its obligations under this paragraph, or the performance by the FTPS Unit Servicing Agent of its obligations in a manner which shall adversely affect the Trustee's performance of its duties, shall be a sufficient grounds for the Trustee to remove the FTPS Unit Servicing Agent pursuant to Section 3.15(d) and Section 4.05.

          (g) As used in this Section 3.15, "FTPS Unit holder," when referring to the records of the Trustee, shall mean the FTPS Unit Servicing Agent and, when referring to the records to be maintained by the FTPS Unit Servicing Agent, shall mean each owner of a FTPS Unit identified on the records of the FTPS Unit Servicing Agent."

     M. For Trusts which intend to qualify as a regulated investment company, as set forth in the Prospectus for such Trusts, Article III of the Standard Terms and Conditions of Trust shall be amended to include the following section:

           "Section 3.16. Regulated Investment Company Election; Trustee's Reliance on Advice of the Trust Accountants with respect to compliance with Regulated Investment Company Rules. Each Trust elects to be treated and to qualify as a "regulated investment company," as set forth in the Prospectus for such Trusts, each such Trust elects to be treated and to qualify as a "regulated investment company", as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

           The Trustee will engage accountants selected by the Depositor to prepare or review tax returns and tax filings for each such Trust and otherwise to monitor all aspects of such Trust's compliance with the rules of the Internal Revenue Code applicable to regulated investment companies. The Trustee shall not be liable to any person for any actions taken upon the instruction of such accountants or for any omission in the absence of such instruction."

     N. Section 4.01 of the Standard Terms and Conditions of Trust shall be amended to include the FTPS Unit Servicing Agent among the parties who are furnished information concerning the Evaluation of each issue of Securities deposited in the Trust and the Trust Fund Evaluation.

     O.    The  heading of Article IV of the Standard  Terms  and
Conditions of Trust shall be replaced with the following:

           "Article IV Evaluation of Securities; Compensation for
     Evaluation,  Portfolio  Supervisions  and  Bookkeeping   and
     Administrative Services; Succession"

     P.    Section  4.03 of the Standard Terms and Conditions  of
Trust shall be replaced with the following:

       "Section 4.03. Compensation for Services Provided. As compensation for providing portfolio supervisory services in its capacity as Portfolio Supervisor, evaluation services in its capacity as Evaluator, and for providing bookkeeping and other administrative services to the Trust of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, and to the extent that such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee, First Trust Advisors L.P. shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in the per Unit amount set forth in
     Part II of the Trust Agreement for the Trust, calculated based on the largest number of Units outstanding during the calendar year, except during the initial offering period as determined in Section 4.01 of this Indenture, in which case the fee is calculated based on the largest number of Units outstanding during the period for which the compensation is paid (such annual fee to be pro rated for any calendar year in which First Trust Advisors L.P. provides services described herein during less than the whole of such year). Such fee may exceed the actual cost of providing such services for the Trust, but at no time will the total amount received by First Trust Advisors L.P. for rendering the services described in this Section 4.03 and FTP Services LLC for rendering he services described in Section 3.15 to unit investment trusts of which the Depositor is the sponsor in any calendar year exceed the aggregate cost to First Trust Advisors L.P. and FTP Services LLC of supplying such services in such year. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase after the date hereof in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such  index  should no longer be published.  The consent  or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of an invoice therefor from First Trust Advisors L.P., which shall constitute the representation by First Trust Advisors L.P. that the bookkeeping and administrative services for which compensation is claimed are properly compensable hereunder and that the aggregate cost incurred by First Trust Advisors L.P. of providing portfolio supervisory, evaluation and bookkeeping and administrative services hereunder was not less than the compensation claimed, upon which representation the Trustee may conclusively rely. Such compensation shall be charged against the Interest and/or Principal Accounts in accordance with Section 3.05.

     If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.03, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
     Section 4.03.

     Any monies payable to First Trust Advisors, L.P. pursuant to this Section 4.03 shall be secured by a lien on the Trust prior to the interest of Unit holders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein."

     Q.    Section  4.04 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety by the following:

       "Section 4.04. Liability of Evaluator. The Trustee, FTPS Unit Servicing Agent, Depositor and the Unit holders may rely on any Evaluation furnished by First Trust Advisors L.P., acting in its capacity as Evaluator, and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, FTPS Unit Servicing Agent, Depositor or the Unit holders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder."

     R.    Section  4.05 of the Standard Terms and Conditions  of
Trust shall be replaced with the following:

        "Section 4.05. Resignation and Removal of Portfolio Supervisor and/or Evaluator and/or Provider of Bookkeeping Services Described in Section 4.03; Successor. (a) First Trust Advisors L.P. and any successor appointed as hereafter provided, in its capacity as Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping services described in Section 4.03, may resign and be discharged hereunder by executing an instrument of resignation in writing and filing the same with the Depositor and the Trustee, not less than sixty days before the date specified in such instrument when, subject to Section 4.05(f), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor to act in the capacity as to which the resignation applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning party and one copy to the successor. The Depositor or the Trustee may remove the Evaluator and/or Portfolio Supervisor and/or party performing bookkeeping and administrative services at any time upon thirty days' written notice and appoint a successor to act in the capacity to which the removed applies, such successor to have qualifications and to be compensated at a rate of compensation satisfactory to the Depositor and the Trustee, provided, however, that so long as First Trust Portfolios L.P. is acting as Depositor, the Trustee shall have no power to remove any affiliate of the Depositor who may be acting in any such capacity or capacities. Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the party removed and one copy to its successor. Notice of such resignation or removal and appointment of a successor shall be mailed by the Trustee to each Unit holder then of record.

          (b) Any successor evaluator and/or successor portfolio supervisor and/or provider of bookkeeping and administrative services described in Section 4.03, as appropriate, appointed hereunder, shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named herein and shall be bound by all the terms and conditions of this Indenture.

          (c) The Portfolio Supervisor may employ one or more sub-Portfolio Supervisors to assist in performing the services set forth in this Section 4.05 and shall not be answerable for the default of any such sub-Portfolio Supervisors if such sub-Portfolio Supervisors shall have been selected with reasonable care, provided, however, that the Portfolio Supervisor will indemnify and hold the Trust harmless from and against any loss occurring as a result of a sub-Portfolio Supervisor's willful misfeasance, reckless disregard, bad faith, or gross negligence in performing supervisory duties. The fees and expenses charged by such sub-Portfolio Supervisors shall be paid by the Portfolio Supervisor out of proceeds received by the Portfolio Supervisor in accordance with Section 4.03 hereof.

          (d) In case at any time the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall resign and no successor shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Trustee, the resigning party may forthwith apply to a court of competent jurisdiction for the appointment of a successor. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor.

          (e) Any corporation into which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 hereunder shall be a party, shall be the successor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary contained herein or in any agreement relating to such merger or consolidation by which the Evaluator and/or Portfolio Supervisor and/or provider of
     bookkeeping   and  administrative  services   described   in
     Section 4.03 may seek to retain certain powers, rights and privileges for any period of time following such merger or consolidation.

          (f) Any resignation or removal of the Evaluator and/or Portfolio Supervisor and/or provider of bookkeeping and administrative services described in Section 4.03 shall become effective upon acceptance of appointment by the successor as provided in subsection (b) hereof."

     S.    The  second sentence of the first paragraph of Section
5.01 of the Standard Terms and Conditions of Trust shall be amended to delete subsection (ii) of such sentence and replace it in its entirety with the following:

           "(ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Portfolio Supervisor, the FTPS Unit Servicing Agent, the Depositor and its counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of Evaluation,"

     T.    The  third paragraph of Section 5.01 of  the  Standard
Terms and Conditions of Trust is deleted.

     U. The following paragraph shall be added following the sixth paragraph of Section 5.02 of the Standard Terms and Conditions of Trust;

          "Nothwithstanding the foregoing, when directed by the Depositor or when determined by the Trustee, the Trustee may advance funds required to pay the Redemption Price, provided that the Trustee shall have no obligation to advance funds if the unreimbursed amount advanced to the Trust for this purpose then equals at least $15,000. When directed by the Depositor or determined by the Trustee, but in all events as promptly as reasonably practicable whenever the unreimbursed amount advanced by the Trustee equals or exceeds $15,000, the trustee shall sell additional Securities and shall reimburse itself the amount of the advance, provided that the Trustee's right to reimbursement shall not be affected by any delay in sale or reimbursement. The Trustee's right to reimbursement shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     V.    Section  5.03 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

           "Section 5.03. Transfer or Interchange of Units and Certificates. Units will be held in uncertificated form unless the registered holder requests in writing to have such Units be held in certificated form. Units may be transferred by the registered holder thereof by presentation and surrender of such Units and Certificates, if issued, at the unit investment trust division office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unit holder or his authorized attorney, whereupon new Units or a new registered Certificate or Certificates for the same number of Units of the same Trust executed by the Trustee and the Depositor will be issued in exchange and substitution therefor and Certificates surrendered shall be cancelled by the Trustee. The registered holder of any Unit may transfer such Unit by the presentation of transfer instructions and Certificates, if issued, to the Trustee at the unit investment trust division office of the Trustee accompanied by such documents as the Trustee deems necessary to evidence the authority of the person making such transfer and executed by the registered holder or his authorized attorney, whereupon the Trustee shall make proper notification of such transfer on the registration books of the Trustee. Unit holders holding their Units in uncertificated form may at any time request the Trustee to issue Certificates for such Units and Certificateholders may at any time request that their Units be held in uncertificated form. The Trustee shall, upon receipt of such request in form satisfactory to it, accompanied by Certificates, if any, issue such
     Certificates, or cancel such Certificate and make such appropriate notations on its books, as may be requested by the registered holder of such Units or Certificates. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units of the same Trust and all Certificates issued shall be issued in denominations of one Unit or any multiple thereof as may be requested by the Certificateholder.

          The Trustee may deem and treat the person in whose name any Unit or Certificate shall be registered upon the books of the Trustee as the owner of such Unit or Units represented by such Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit or Certificate shall be so registered.

          A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the registered holder of the Unit or Certificate to the Trustee. The Trustee may require a holder to pay a reasonable fee which the Trustee in its sole discretion shall determine for each new Certificate issued on any such transfer or interchange.

           All Certificates canceled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part."

     W.   Section 6.01(c) of the Standard Terms and Conditions of
Trust shall be replaced in its entirety with the following:

            "(c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Portfolio Supervisor, the Evaluator, or the FTPS Unit Servicing Agent, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Units or of the Certificates (except for the due execution thereof by the Trustee) or for the due execution thereof by the Depositor, or for any policy of Insurance, including (without limiting the foregoing) the terms thereof, its due execution and delivery or the payment by the Insurer of amounts due under, or the performance by the Insurer of its obligation in accordance with, the Insurance, if any, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit holder, the FTPS Unit Servicing Agent or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor, the Portfolio Supervisor, the Evaluator or the FTPS Unit Servicing Agent;"

     X. Section 6.01(e) of the Standard Terms and Conditions of Trust shall be amended to read as follows:

             "(e)  (1)  Subject to the provisions of subparagraph
          (2) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee, provided, however that this disclaimer of liability shall not excuse the Trustee from the responsibilities specified in subparagraph (2) below. The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Interest and Principal Accounts of the Trust as set forth in Section 6.04 hereof.

          (2) To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Depositor satisfactory to the Trustee or "no-action" letters or exemptive orders issued by the Securities and Exchange Commission or its staff, the Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (1) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) or an Eligible Securities Depository the Trust's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust's transactions in such investments, provided that:

          (A) The Trustee shall indemnify the Trust and hold the Trust harmless from and against any risk of loss of Trust assets held with an Eligible Foreign Custodian in accordance with the foreign custody contract.

          (B) The Trustee shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of its failure to do so.

          (C) The Trustee shall perform all duties assigned to the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940 (17 CFR Section 270.17f-5), as now in effect or as such rule may be amended in the future ("Rule 17f-5"). The Trustee shall not delegate such duties.

          (D) The Trustee shall (i) provide the Depositor with an analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository; (ii) monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis and promptly notify the Depositor of any material change in such risks; and (iii) exercise reasonable care, prudence and diligence in performing the foregoing duties. The Depositor shall instruct the Trustee to take such action as the Depositor deems appropriate in response to a notification by the Trustee provided pursuant to (ii) in the preceding sentence.

          (E) The Trust's Prospectus shall contain such disclosure regarding foreign securities and foreign custody as is required for management investment companies by
     Forms N-1A and N-2. Such Prospectus shall also contain disclosure concerning the Depositor's responsibilities described in (D) above.

          (F) The Trustee shall maintain and keep current written records regarding the basis for the choice or continued use of a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place. Such records shall be available for inspection by Unit holders and the Securities and Exchange Commission at the Trustee's corporate trust office during its usual business hours."

     Y.    Section  6.01 of the Standard Terms and Conditions  of
Trust shall be amended to add the following as paragraph (l):

             "(l) The Trustee may act, and may engage any corporation, partnership or other entity affiliated with The Bank of New York Mellon (an "Affiliated Entity") to act, as broker or dealer to execute transactions, including the purchase or sale of any securities currently distributed, underwritten or issued by any Affiliated Entity, and receive, or pay to the Affiliated Entity, as applicable, compensation for such services at standard commission rates, markups or concessions."

     Z.    Section  6.01 of the Standard Terms and Conditions  of
Trust shall be amended to add the following as paragraphs (m) and
(n):

            "(m) The Trust may include (i) a letter or letters of credit meeting the requirements of Section 2.01 for the purchase of Securities or Contract Obligations issued by the Trustee in its individual capacity for the account of the Depositor or (ii) Securities issued by the Trustee, its parent, or affiliates, and the Trustee may otherwise deal with the Depositor and the Trust with the same rights and powers as if it were not the Trustee hereunder.

          (n) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder."

     AA.  Paragraph (e) of Section 6.05 of the Standard Terms and
Conditions of Trust shall be amended by adding the following sentence at the end thereof:

           "The Trustee's and each successor Trustee's right to indemnification shall survive its resignation or removal."

     BB.  Section 8.02(b) of the Standard Terms and Conditions of
Trust shall be replaced in its entirety with the following:

          "(b) deduct from the Interest Account of such Trust or, to the extent that funds are not available in such Account, from the Principal Account of such Trust, and pay accrued and unpaid fees of the Evaluator, the Portfolio Supervisor, the FTPS Unit Servicing Agent, the Depositor and counsel in connection with such Trust, if any;"

     CC.   Section  8.05 of the Standard Terms and Conditions  of
Trust shall be replace in its entirety with the following:

           Section 8.05 Written Notice. Any notice, demand direction or instruction to be given to either the Depositor, Portfolio Supervisor, FTPS Unit Servicing Agent or Evaluator shall be in writing and shall be duly given if mailed or delivered to such party at 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187, or at such other address as shall be specified by the Depositor, Portfolio Supervisor, FTPS Unit
   Servicing Agent or Evaluator to the other parties hereto in writing.

          "Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the Unit Investment Trust offices of the Trustee, 101 Barclay Street, FL, 20W, New York, New York 10286, or at such other address as shall be specified by the Trustee to the other parties hereto in writing."

          "Any  notice to be given to the Unit holders  shall  be
   duly  given if mailed by first class mail with postage prepaid
   to   the  address  of  such  Unit  holder  appearing  on   the
   registration books of the Trustee."

     DD. Notwithstanding any provision to the contrary in the Standard Terms and Conditions of Trust, the Trustee may deem and treat the FTPS Unit Servicing Agent as the sole Unit holder of FTPS Units for all purposes of the Indenture and shall not be affected by any notice to the contrary.

     EE.   All references to The Bank of New York in the Standard
Terms and Conditions of Trust shall be replaced with "The Bank of New York Mellon."

   IN WITNESS WHEREOF, First Trust Portfolios L.P., The Bank of New York Mellon, First Trust Advisors L.P. and FTP Services LLC have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                   FIRST TRUST PORTFOLIOS L.P.,
                                      Depositor

                                   By  Jason T. Henry
                                       Senior Vice President


                                   THE BANK OF NEW YORK MELLON,
                                       Trustee

                                   By  Rosalia A. Koopman
                                       Managing Director
[SEAL]
ATTEST:

Joan A. Currie
Vice President

                                   FIRST TRUST ADVISORS L.P.,
                                      Evaluator

                                   By  Jason T. Henry
                                       Senior Vice President


                                   FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor

                                   By  Jason T. Henry
                                       Senior Vice President


                                   FTP Services LLC,
                                       FTPS Unit Servicing Agent


                                   By  Jason T. Henry
                                       Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
                             FT 2037

     (Note: Incorporated herein and made a part hereof for the Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)